UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): July 26, 2010

KENNEDY-WILSON HOLDINGS, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-33824	26-0508760
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9701 Wilshire Blvd., Suite 700, Beverly Hills, California	90212
(Address of Principal Executive Offices)	(Zip Code)

(310) 887-6400

(Registrant’s telephone number, including area code)

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On July 26, 2010, Kennedy-Wilson Holdings, Inc., a Delaware corporation (the “Company”), entered into an Agreement (the “Agreement”), by and among the Company, Kennedy-Wilson, Inc., a Delaware corporation (“KW”), and The Guardian Life Insurance Company of America, a New York corporation (“Guardian”), pursuant to which KW repurchased from Guardian that certain 7% Convertible Subordinated Note due November 3, 2018 in the original principal amount of $30,000,000 (the “Guardian Note”). The purchase price for the Guardian Note was $32,550,000 plus accrued and unpaid interest. Upon the purchase of the Guardian Note, that certain Shareholders Agreement, dated as of November 3, 2008, and certain other agreements with Guardian, were terminated.

In conjunction with the purchase of the Guardian Note, the Company and Guardian have also agreed that Guardian will sell and the Company will purchase 1,000,000 shares of the Company’s common stock, par value $0.0001 (“Common Stock”), held by Guardian. The purchase of the shares will close on or before August 16, 2010 (the “Closing Date”). The Company has also been given the option to purchase up to an additional 1,000,000 shares of Common Stock from Guardian. The purchase of the additional shares, if any, will occur on the Closing Date. Upon the consummation of the purchase of the shares, Thomas Sorell, Guardian’s designee on the Company’s Board of Directors, will resign from the Board of Directors of the Company.

To fund the repurchase of the Guardian Note, the Company has entered into a term sheet to sell $32,550,000 of Series B Preferred Stock of the Company to certain “accredited investors” within the meaning of Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”) and/or non “U.S. persons” within the meaning of Rule 902(k) of Regulation S promulgated under the Securities Act (the “Offering”). The proposed closing date of the Offering is anticipated to be on or about August 13, 2010. The closing of the Offering is subject to the preparation and execution of definitive agreements and the satisfaction of various closing conditions. No assurance can be provided that the Offering will be consummated.

The above description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, which is attached hereto as an exhibit and incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement.

The information set forth under Item 1.01 is incorporated by reference into this Item 1.02.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth under Item 1.01 is incorporated by reference into this Item 5.02.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Agreement, entered into as of July 26, 2010, by and among Kennedy-Wilson, Inc., Kennedy-Wilson Holdings, Inc. and The Guardian Life Insurance Company of America.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KENNEDY-WILSON HOLDINGS, INC.

Dated: July 28, 2010	By:	/S/ FREEMAN A. LYLE
	Name:	Freeman A. Lyle
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Agreement, entered into as of July 26, 2010, by and among Kennedy-Wilson, Inc., Kennedy-Wilson Holdings, Inc. and The Guardian Life Insurance Company of America.